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Exhibit 11

Statement Re: Computation of Loss per Share

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

                                                        Three Months Ended                    Six Months Ended
                                                   June 30, 1998    June 30, 1997       June 30, 1998     June 30, 1997
                                                  ---------------   -------------      --------------     --------------
Weighted average common shares outstanding              19,060          16,667                19,011            16,654
                                                  ---------------   -------------      --------------     --------------
                                                  ---------------   -------------      --------------     --------------
Net income (loss)                                  ($    5,600)       $    326          ($    10,103)      ($    3,467)
                                                  ---------------   -------------      --------------     --------------
                                                  ---------------   -------------      --------------     --------------
Basic net income (loss) per share                     ($  0.29)        $  0.02              ($  0.53)         ($  0.21)
                                                  ---------------   -------------      --------------     --------------
                                                  ---------------   -------------      --------------     --------------
Weighted average common shares outstanding              19,060          16,667                19,011            16,654
Weighted average common equivalent shares
 resulting from stock options and warrants                   -           1,298                     -                 -
                                                  ---------------   -------------      --------------     --------------
Shares used to compute net loss per share               19,060          17,965                19,011            16,654
                                                  ---------------   -------------      --------------     --------------
                                                  ---------------   -------------      --------------     --------------
Net income (loss)                                  ($    5,600)       $    326          ($    10,103)      ($    3,467)
                                                  ---------------   -------------      --------------     --------------
                                                  ---------------   -------------      --------------     --------------
Diluted net income (loss) per share                   ($  0.29)        $  0.02              ($  0.53)         ($  0.21)
                                                  ---------------   -------------      --------------     --------------
                                                  ---------------   -------------      --------------     --------------

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